Vertex Energy, Inc. 8-K

Exhibit 99.1

VERTEX ENERGY, INC. ANNOUNCES FIRST QUARTER 2016 FINANCIAL RESULTS

Street Collection Volume Increased 32% Year-Over-Year, Charge-For-Oil Improved to $0.32 per gallon

Conference Call to Be Held May 12th at 9:00 A.M. EDT

HOUSTON, TX – May 12, 2016 Vertex Energy, Inc. (NASDAQ: VTNR), an environmental services company that recycles industrial waste streams and off-specification commercial chemical products, announced today its financial results for the three months ended March 31, 2016.

FINANCIAL HIGHLIGHTS FOR THREE MONTHS ENDED MARCH 31, 2016:

•	Revenue was $14.1 million, down 62% from a year ago.
•	Gross loss was $238,524, a 26% improvement from a year ago
•	Net Loss was $1.4 million, compared to a net loss of $17.0 million a year ago.
•	Per barrel margin was down 6% year-over-year.
•	Charge-for-Oil improved to $0.32 per gallon, from $0.12 at the end of 2015.
•	Street collection volume increased 32% year over year.

Benjamin P. Cowart, Chairman and CEO of Vertex Energy stated, “We believe that increasing street collections and improved charge-for-oil will underpin the progress we are seeing already in 2016 compared to 2015. We remain in a low-price environment, but we have structured our business so that it is much better suited to that environment than it was in the past.”

Mr. Cowart, added, “We have sold off the Churchill county facility in Nevada for $35 million, and have used the proceeds to reduce our debt to our senior lender and improved our cash position. We have paid down the majority of the $40 million originally owed to our senior lender in less than 24 months.

In the next few days we plan to close a capital raise in the aggregate principal amount of $19.3 million of which $8.1 million will be left after repurchasing certain shares of our Series B Preferred Stock, which is a required condition of the offering. All but $700,000 of this funding came from investors who participated in our June 2015 offering. I view that as a strong vote of confidence in us and our future. In addition to our working capital needs, we will use some of the remaining proceeds from this transaction to reduce our debt owed to Goldman Sachs, bringing that particular debt owed down to less than $6 million. We are committed to improving our balance sheet long-term.”

Mr. Cowart, concluded, “The industry as a whole continues to feel the price pressures that made 2015 a difficult year, although we believe such pressures are lessening. Nevertheless, we continue to watch every penny when it comes to managing our feedstocks, and our expansion plans are moving forward at a deliberate, measured pace. We are integrating our recent acquisitions cautiously and carefully. Overall, the industry watchword is ‘caution,’ and our operations reflect that.”

Management of Vertex Energy will host a conference call today at 9:00 a.m. EDT. Those who wish to participate in the conference call may telephone 877-869-3847 from the U.S. and International callers may telephone 201-689-8261, approximately 15 minutes before the call. A webcast will also be available under the Investor Relations section at: www.vertexenergy.com.

A digital replay will be available by telephone approximately two hours after the completion of the call until September 30, 2016, and may be accessed by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers, and using the Conference ID #13631738.

ABOUT VERTEX ENERGY, INC.

Vertex Energy, Inc. (VTNR) is a leading environmental services company that recycles industrial waste streams and off-specification commercial chemical products. Its primary focus is recycling used motor oil and other petroleum by-product streams. Vertex Energy purchases these streams from an established network of local and regional collectors and generators. Vertex Energy also manages the transport, storage and delivery of the aggregated feedstock and product streams to end users, and manages the re-refining of a portion of its aggregated petroleum streams in order to sell them as higher-value end products. Vertex Energy sells its aggregated petroleum streams as feedstock to other re-refineries and fuel blenders or as replacement fuel for use in industrial burners. The re-refining of used motor oil that Vertex Energy manages takes place at its facilities in Houston (TX), Marrero (LA) and Columbus (OH). Based in Houston, Texas, Vertex Energy also has offices in Chicago and Georgia. More information on Vertex Energy can be found at www.vertexenergy.com.

This press release may contain forward-looking statements, including information about management’s view of Vertex Energy’s future expectations, plans and prospects, within the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 (the “Act”). In particular, when used in the preceding discussion, the words “believes,” “expects,” “intends,” “plans,” “anticipates,” or “may,” and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act, and are subject to the safe harbor created by the Act. Any statements made in this news release other than those of historical fact, about an action, event or development, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors, which may cause the results of Vertex Energy, its divisions and concepts to be materially different than those expressed or implied in such statements. These risk factors and others are included from time to time in documents Vertex Energy files with the Securities and Exchange Commission, including but not limited to, its Form 10-Ks, Form 10-Qs and Form 8-Ks. Other unknown or unpredictable factors also could have material adverse effects on Vertex Energy’s future results. The forward-looking statements included in this press release are made only as of the date hereof. Vertex Energy cannot guarantee future results, levels of activity, performance or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Vertex Energy undertakes no obligation to update these statements after the date of this release, except as required by law, and also takes no obligation to update or correct information prepared by third parties that are not paid for by Vertex Energy.

VERTEX ENERGY, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	March 31, 2016	December 31, 2015
ASSETS
Current assets
Cash and cash equivalents	$1,782,395	$765,364
Accounts receivable, net	3,678,156	6,315,414
Inventory	4,563,132	3,548,311
Prepaid expenses	938,484	1,367,442
Assets being held for sale	—	11,170,243
Total current assets	10,962,167	23,166,774

Noncurrent assets
Fixed assets, at cost	61,997,364	60,846,824
Less accumulated depreciation	(8,918,048)	(7,818,217)
Fixed assets, net	53,079,316	53,028,607
Escrow - noncurrent restricted cash and cash equivalents	1,500,434	—
Intangible assets, net	16,520,425	16,967,985
Other assets	482,750	481,450
Total noncurrent assets	71,582,925	70,478,042
TOTAL ASSETS	$82,545,092	$93,644,816

LIABILITIES, TEMPORARY EQUITY, AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$7,563,438	$13,244,388
Dividends payable	373,706	376,571
Capital leases	190,703	186,948
Current portion of long-term debt, net of unamortized finance costs	8,937,054	18,118,142
Revolving note	550,457	1,744,122
Deferred revenue	1,046,681	323,891
Total current liabilities	18,662,039	33,994,062
Long-term liabilities
Long-term debt, net of unamortized finance costs	4,488,934	5,211,008
Derivative liability	3,534,924	1,548,604
Total liabilities	26,685,897	40,753,674

COMMITMENTS AND CONTINGENCIES	—	—

TEMPORARY EQUITY
Series B preferred shares, $0.001 par value per share; 10,000,000 shares authorized, 8,283,234 and 8,160,809 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively with a liquidation preference of $25,678,025 at March 31, 2016.	12,718,435	11,955,207

EQUITY
50,000,000 of total Preferred shares authorized:
Series A Convertible Preferred Stock, $0.001 par value; 5,000,000 shares authorized, 492,716 and 612,943 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively with a liquidation preference of $734,147 and $913,285 at March 31, 2016 and December 31, 2015, respectively.	493	613

Series C Convertible Preferred Stock, $0.001 par value; 44,000 shares designated in 2016, 44,000 and 0 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively with a liquidation preference of $4,400,000 at March 31, 2016.	44	—

Common stock, $0.001 par value per share; 750,000,000 shares authorized; 29,765,702 and 28,239,276 issued and outstanding at March 31, 2016 and December 31, 2015, respectively, with 1,108,928 shares held in escrow at March 31, 2016 .	29,765	28,239
Additional paid-in capital	57,381,203	53,014,054
Retained earnings (accumulated deficit)	(14,270,745)	(12,106,971)
Total Equity	$43,140,760	$40,935,935
TOTAL LIABILITIES, TEMPORARY EQUITY, AND EQUITY	$82,545,092	$93,644,816

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended March 31,
	2016	2015
Revenues	$14,132,604	$37,684,339
Cost of revenues	14,371,128	38,008,456
Gross loss	(238,524)	(324,117)
Operating expenses:
Selling, general and administrative expenses (exclusive of acquisition related expenses)	5,495,987	5,370,028
Depreciation and amortization expense	1,593,584	1,556,982
Acquisition related expenses	49,376	157,678
Total operating expenses	7,138,947	7,084,688
Loss from operations	(7,377,471)	(7,408,805)
Other income (expense):
Provision for doubtful accounts	—	(2,650,000)
Interest income	476	8
Gain (loss) on sale of assets	9,701,834	(70,478)
Loss on change in value of derivative liability	(1,986,320)	—
Gain on futures contracts	55,916	—
Interest expense	(1,915,492)	(1,531,180)
Total other income (expense)	5,856,414	(4,251,650)
Loss before income tax	(1,521,057)	(11,660,455)
Income tax benefit/(expense)	117,646	(5,306,000)
Net loss	$(1,403,411)	$(16,966,455)
Net loss attributable to Vertex Energy, Inc.	$(1,403,411)	$(16,966,455)

Accretion of discount on Series B Preferred Stock	$(386,658)	$—
Accrual of dividends on Series B Preferred Stock	(373,705)	—
Net loss available to common shareholders	$(2,163,774)	$(16,966,455)
Loss per common share
Basic	$(0.07)	$(0.60)
Diluted	$(0.07)	$(0.60)
Shares used in computing earnings per share
Basic	29,304,722	28,118,396
Diluted	29,304,722	28,118,396

VERTEX ENERGY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

THREE MONTHS ENDED MARCH 31, 2016 AND 2015

(UNAUDITED)

	Three Months Ended
	March 31, 2016	March 31, 2015
Cash flows from operating activities
Net loss	$(1,403,411)	$(16,966,455)
Adjustments to reconcile net income to cash used in operating activities, net of acquisitions
Stock based compensation expense	124,599	88,214
Depreciation and amortization	2,885,457	1,556,982
Payment-in-kind interest	—	577,440
Rent paid by common stock	244,000	—
Gain on sale of assets	(9,748,562)	—
Loss on sale of assets	46,725	70,478
Increase in fair value of derivative liability	1,986,320	—
Deferred federal income tax expense/(gain)	—	5,306,000
Changes in operating assets and liabilities
Accounts receivable	2,637,258	(418,097)
Allowance for doubtful accounts	—	2,650,000
Inventory	(1,016,556)	1,095,357
Prepaid expenses	428,958	(364,309)
Costs in excess of billings	—	779,285
Accounts payable and accrued expenses	(3,770,626)	661,617
Deferred revenue	722,789	2,447,730
Net cash used in operating activities	(6,863,049)	(2,515,758)
Cash flows from investing activities
Purchase of fixed assets	(1,216,916)	(312,659)
Proceeds from sale of Bango assets	29,788,114	4,500
Costs related to sale of Bango assets	(10,792,446)	—
Establish escrow account - restricted cash	(1,500,000)	—
Proceeds from sale of assets	20,900	—
Net cash provided by (used in) investing activities	16,299,652	(308,159)
Cash flows from financing activities
Proceeds from sale of Series C Preferred stock	4,000,000	—
Proceeds from note payable	5,366,584	—
Payments on notes payable	(16,592,492)	(449,818)
Proceeds from revolving note	20,720,000	1,437,500
Payments on revolving note	(21,913,664)	—
Notes receivable	—	(500,000)
Net cash provided by (used in) financing activities	(8,419,572)	487,682
Net change in cash and cash equivalents	1,017,031	(2,336,235)
Cash and cash equivalents at beginning of the period	765,364	6,017,076
Cash and cash equivalents at end of period	$1,782,395	$3,680,841

SUPPLEMENTAL INFORMATION
Cash paid for interest	$474,573	$953,115
Cash paid (received) for income tax expense (benefit)	$(117,646)	$—
NON-CASH INVESTING AND FINANCING TRANSACTIONS
Conversion of Series A Preferred Stock into common stock	$120	$17
Accretion of discount on Series B Preferred stock	$386,658	$—
Series B Preferred dividends accrued	$373,706	$—

Contact:

Vertex Energy, Inc.

Marlon Nurse, DM

Senior VP – Investor Relations

212-564-4700